EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

As independent public accountants, we hereby consent to the incorporation by reference in this Form 11-K of our report dated June 18, 1998 on Consumers Water Company Employees' 401(k) Savings Plan. It should be noted that we have not audited any financial statements of the company's 401(k) Savings Plan and Trust subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.



/s/ Arthur Andersen LLP
Boston, Massachusetts
June 28, 1999

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